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                          ARKANSAS BEST CORPORATION
                              STOCK OPTION PLAN


 1.  Purpose
     -------

      The purpose of the Arkansas Best Corporation Stock Option Plan (hereinafter called the "Plan") is to advance the interests of Arkansas Best Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract and retain key personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

      Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"), while certain other options granted under the Plan will constitute nonqualified options.

 2.  Definitions
     -----------

      As used in this Plan, and in any Option Agreement, as hereinafter defined, the following terms shall have the following meanings, unless the context otherwise requires:

           (a) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

           (b) "Date of Grant" shall mean the date on which a stock option is granted pursuant to this Plan.

            (c) "Disinterested Director" shall mean a director who is not, during the one year prior to service as an administrator of the Plan, granted or awarded an option pursuant to the Plan or any other plan of the Company or any of its affiliates (except as provided in Section 4(b) of this Plan and as may be permitted by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder).

            (d) "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ National Market System or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for the Common Stock on the day nearest preceding such date.

            (e) "Optionee" shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.

            (f) "Plan Adoption Date" means the date on which the Plan is adopted by the Board of Directors of the Company.

            (g) "Subsidiary" shall mean any now existing or hereafter organized or acquired corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

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 3.  Shares Subject to the Plan
     --------------------------

      The aggregate amount of Common Stock for which options may be granted under this Plan shall not exceed 2,000,000 shares of Common Stock. Such shares may be authorized and previously unissued shares or previously issued shares that have been reacquired by the Company. Any shares subject to unexercised portions of options granted under this Plan which shall have terminated, been cancelled or expired may again be subject to options under this Plan.

 4.  Administration
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            (a)  Notwithstanding  anything to the  contrary,  to  the  extent necessary to comply with the requirements of Rule 16b-3 under the Exchange Act (or any successor thereto), the Plan shall be administered by the Board of Directors, if each member is a Disinterested Director, or, at the option of the Board of Directors, a committee of two or more Disinterested Directors appointed by the Board of Directors of the Company (the group responsible for
administering  the  Plan is referred to herein as the "Committee").   Options
may be granted under this Section 4(a) only by the unanimous agreement of the members of the Committee. Stock Option Agreements ("Option Agreements"), in the form as approved by the Committee, and containing such terms and conditions not inconsistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the
Company.   Except  with respect to Section 4(b) of this Plan,  the  Committee shall have complete authority to construe, interpret and administer the provisions of the Plan and the provisions of the Option Agreements relating to options granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to the Plan; and to make all other determinations
necessary  or  deemed  advisable  in the administration  of  the  Plan.   The
determinations, interpretations and constructions made by the Committee shall be final and conclusive.

            (b) Members of the Committee shall be specified by the Board of Directors, and shall consist solely of Disinterested Directors and as such shall not be eligible to receive options to purchase Common Stock pursuant to
Section 4(a) of the Plan. On May 12, 1994, and on the first trading day after (i) January 1, 1995, and (ii) each January 1st thereafter, each Disinterested Director serving as a Committee Member shall automatically be granted nonqualified options to purchase 7,500 shares of the Company's Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date of such automatic grant. This Section 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder.

 5.  Eligibility
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      Incentive  stock options to purchase Common Stock may be granted  under
Section  4(a)  of  the  Plan to such key employees  of  the  Company  or  its
Subsidiaries  (including  any director who is also  a  key  employee  of  the
Company or one or more of its Subsidiaries) as shall be determined by the Committee. Beginning with the Company's regular Board of Directors' meeting in January, 1998, and at each regular Board of Directors' January meeting thereafter, each Disinterested Director serving as a Committee member shall automatically be granted nonqualified options to purchase 10,000 shares of
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the  Company's Common Stock.  In the event that the Company does not  have  a regular Board of Directors' meeting in January of any year, then the automatic grant shall be made as of the last trading day of that January. The exercise price per share shall be equal to the closing price of the
Common  Stock  on  the  date of such automatic grant.   The  Committee  shall
determine which persons are to be granted options under Section 4(a) of the Plan, the number of options, the number of shares subject to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each option, if any, as are not inconsistent with the provisions of this Plan. In addition, the Committee may, in its sole discretion, provide for vesting of stock options to accelerate upon a change in control of the Company and enable an employee to "put" the excess of the fair market value over the exercise price of the options to the Company in the event of a change in control in conformity with the rules and regulations promulgated under the
Exchange  Act.   In connection with the granting of incentive stock  options, the aggregate Fair Market Value (determined at the Date of Grant of an incentive stock option) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision. In connection with the granting of options under this Plan, the aggregate number of shares of Common Stock issuable to any single Optionee shall not exceed the number of shares subject to the Plan referred to in Section 3.

 6.  Exercise Price
     --------------

      The purchase price or prices for Common Stock subject to an option (the "Exercise Price") granted pursuant to Section 4(a) of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any incentive stock option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

 7.  Term of Stock Options and Limitations on Right to Exercise
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      No incentive stock option granted pursuant to Section 4(a) of this Plan shall be exercisable (a) more than five years after the Date of Grant with respect to a 10-Percent Stockholder, and (b) more than ten years after the Date of Grant with respect to all persons other than 10-Percent Stockholders. No nonqualified stock option granted pursuant to Section 4(a) of this Plan shall be exercisable more than ten years after the Date of Grant. Subject to the conditions set forth in Section 4(b) of this Plan, nonqualified stock options granted to members of the Committee pursuant to Section 4(b) of this Plan shall be exercisable for ten years, except that in the event of death or termination of such member as a director of the Company or a Subsidiary, such nonqualified stock options shall only be exercisable for one year following the date of such member's death or termination (or, if shorter, the remaining
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term  of  the  option).   The  Company shall not be  required  to  issue  any
fractional shares upon the exercise of any options granted under this Plan. No Optionee nor his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until said option has been exercised and the purchase price of the shares in respect of which the option has been exercised has been paid. An option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the option by will or under the laws of descent and distribution.

 8.  Termination of Employment
     -------------------------

     The Committee shall determine at the Date of Grant what conditions shall apply to the exercise of an option granted under Section 4(a) in the event an Optionee shall cease to be employed by the Company or a Subsidiary for any reason. In the event of the death of an Optionee while in the employ or while serving as a director of the Company or a Subsidiary, the option theretofore granted to him shall be exercisable by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's rights shall have passed under the Optionee's will or under the laws of descent and distribution, within the year next succeeding the date of death or such other period as may be specified in the Option Agreement, but in no case later than the expiration date of such option, and then only to the extent that the Optionee was entitled to exercise such option at the date of his death. Neither this Plan nor any option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his services by the Company or by a Subsidiary, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any applicable contract).

 9.  Dilution or Other Adjustments
     -----------------------------

      In the event that there is any change in the Common Stock subject to this Plan or subject to options granted hereunder as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company, the Board of Directors or the Committee shall make such adjustments with respect to options, or any provisions of the Plan, as it deems appropriate to prevent dilution or enlargement of option rights.

10.  Expiration and Termination of the Plan
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     Options may be granted at any time under Section 4(a) of the Plan and as specified under Section 4(b) of the Plan prior to December 31, 2001, as long as the total number of shares which may be issued pursuant to options granted under this Plan does not (except as provided in Section 9 above) exceed the limitations of Section 3 above. This Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan.

11.  Restrictions on Issuance of Shares
     ----------------------------------

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           (a) The Company shall not be obligated to sell or issue any shares upon the exercise of any option granted under this Plan unless:

             (i) the shares with respect to which such option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;

             (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

             (iii) in the event the Common Stock has been listed on any exchange, the shares with respect to which such option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

If the shares to be issued upon the exercise of any option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Optionee, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

            (b) No option granted pursuant to the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

            (c) Any Common Stock issued to an officer or director of the Company pursuant to the exercise of an option granted pursuant to the Plan shall not be transferred until at least six months have elapsed from the Date of Grant of such option to the date of disposition of the Common Stock underlying such option.

            (d) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any Option Agreement entered into hereunder.

12.  Proceeds
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      The  proceeds to be received by the Company upon exercise of any option granted under this Plan may be used for any proper purposes.

13.  Amendment of the Plan
     ---------------------

      Except as provided in Section 4(b) of the Plan, the Board of Directors may amend the Plan from time to time in such respects as it may deem advisable in its sole discretion or in order that the options granted hereunder shall conform to any change in applicable laws, including tax laws, or in regulations or rulings of administrative agencies or in order that options granted or stock acquired upon exercise of such options may qualify for simplified registration under applicable securities or other laws; provided, however, that no amendment may be made without the consent of stockholders which would materially (a) increase the benefits accruing to participants under the Plan, (b) increase the number of securities which may be issued under the Plan, other than in accordance with Section 9 hereof, or
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(c) modify the requirements as to eligibility for participation in the Plan.

14.  Payment Upon Exercise
     ---------------------

      Upon the exercise of any option granted under the Plan, the Company may make financing available to the Optionee for the purchase of the Common Stock that may be acquired pursuant to the exercise of such option on such terms as the Committee shall specify. An Optionee may pay the Exercise Price of the shares of Common Stock as to which an option is being exercised by the delivery of cash, a certified or cashier's check or by the delivery of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price.

      Any option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee or the Company a fully and duly endorsed agreement evidencing such option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and
(c)   the  broker-dealer  and  the  Optionee  have  otherwise  complied  with
Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

15.  Stockholders' Approval
     ----------------------

      The Plan has been approved by a majority of the stockholders of the Company.

16.  Liability of the Company
     ------------------------

      Neither the Company, its directors, officers or employees, nor any of the Company's Subsidiaries which are in existence or hereafter come into existence, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

















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